Exhibit 99.1

Larry Brady Chairman & CEO 2007 Raymond James Institutional Investor Conference

Safe Harbor Statement Statements in this presentation that express the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Specifically, we may be discussing new investments, cost reduction and restructuring plans, emerging technology, shifts in our industry and market leadership.

A more complete description of what the Company considers to be forward looking statements is contained in the Company’s press releases and in its SEC filings, including the Form 10-K for the year ended December 31, 2006, when filed, and its subsequent reports on Form 10-Q. Copies of these filings may be obtained by contacting the Company or the SEC.

Intermec The Technology Leader in Transition

Data Capture Core Technologies Conventional AIDC: Laser Scanning Linear Imaging Area Imaging Emerging Technology: RFID

Major Performance Improvement in Laser Scanning Enabled Transition from Competitor Supplied Product Advantages of MEMS: Speed Maintainability Ease of Use Micro-Electromechanical Systems (“MEMS”)

Technology

Linear Imaging Linear  • Long-time Leader in

Technology

• Fastest Growing Intermec

AIDC Technology 0% 25% 50% 75% 100% 2004 2005 2006 Intermec Laser Scanning Units vs. Imaging Units Intermec Laser Scanning Units vs. Imaging Units

Laser Scanning Units Laser Scanning Units

Imaging Units

Area Imaging Accommodates Rising Popularity of 2D & Increasing Data Content Can Read and Decode Bar Codes in any Orientation Reduces worker fatigue and increases productivity Auto-Focus dramatically expands Read Ranges

Transferring Technology Leadership Product Innovation Most Integrated Radio Options Available GPRS & CDMA WWAN WiFi WLAN Bluetooth GPS 2D Imager & Color Camera CN3 Rugged Mobile Computer

Best in class flexibility, delivers real-time wireless supply chain management Smallest full-screen footprint Improves forklift safety by increasing driver visibility CV30 – Rugged Fixed Mount Computer Transferring Technology Leadership Product Innovation

Transferring Technology Leadership Product Innovation First near-far scan engine to read 1D, 2D, composite and postal codes, eliminating need for multiple scanners Imaging capabilities capture photos of damaged, expired or unsealed goods and proof-of-delivery documents EX25 - Area Imaging Technology

Transferring Technology Leadership Product Innovation Filters incoming tag data, sending only pertinent information upstream to the host. Software configurable to read and write EPC Gen2 and ISO tags Built in Java Script for rapid application development Seamless integration into existing Ethernet or WiFi infrastructures IF5 - RFID Fixed Smart Reader

Q4’06 RFID Achievements Intermec RFID Reader Benchmark Results: Adjacent Portals November 2006 - Superior dense reader capability – The IF5UD dense reader mode implementation is second to none in the industry. - Ideal for use in adjacent dock doors – Intermec’s engineering investment in addressing the more stringent European environment is paying off in NA. - Significant overall improvement – The IF5UD represents a significant overall performance improvement over the previous IF5 for multiple dock door portal applications. Adjacent Dock Doors 0 5 10 15 20 25 30 35 40 45 Intermec Intermec Reader Reader Reader IF5 A B C Number of reads 0 IR 2 IR 4 IR 8 IR IF5UD

Q4’06 RFID Achievements Intermec RFID Reader Benchmark Results: Conveyors November 2006 - High speed performance – The IF5UD matched the read rate (number of tags read per unit time) of the fastest competitor. - Well-suited for conveyor applications - The IF5UD read rate is ideal for conveyor applications. - Significant overall improvement – The IF5UD represents a significant overall performance improvement over the previous IF5 for conveyor applications. IF5UD Intermec IF5UD Intermec Speed Reading a Tag Population Max tags read 0 50 100 150 200 250 300 Intermec F5 Intermec IF5UD Reader A Reader B Reader C Conveyor Test % Reads/Pass 0% 20% 40% 60% 80% 100% Intermec F5 Intermec IF5UD Reader A Reader B Reader C 400 fpm 600 fpm 1200 fpm

Q3’06 – Revenues Decline was Principally the result of: European Regulation (RoHS) New Product Introductions Company Announced a Major Restructuring in Response to Downturn First Q over Q Decline Since Q1’02

RoHS Impacted EMEA Revenues $67M Q4 ‘06 $52M Q3 ‘06 $68M Q2 ‘06 EMEA Revenues

New Product Introduction Impact $23M Decline $218M Q4 ‘06 $241M Q4 ‘05 Total Revenues Q4 ’05 vs. Q4-’06 Top 75 Customer Sales $22M Distribution Channel $ 3M All Other $ 3M

Cost Reduction Restructuring Plan Includes: Headcount Reduction 200+ Lowest Level Since 2003 Plant Consolidation Media Plant Closure Service Facility Consolidation 10 facilities in Europe merged into 3 European Admin. Restructuring Regional Focused

Cost Reduction Operating Expense Profile $69M-$71M Q4’07 $7M–$8M Total Q3’07 $2M Pension Expense Reduction Q2’07 $5M–$6M Restructuring Reduction $72M-$75M Q1’07 Objective: FY’07 - New Range $78M 1H’06

Conclusion Enterprise Traction will Pace Recovery 1st Half of FY’07 Revenue will Lag Prior-Year 2nd Half of FY’07 Revenue will Exceed Prior-Year by Market Growth Plus With Sales Rebound Lower Cost Base will Provide Earnings Acceleration